(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant |x|
Filed by a party other than the registrant |   |
Check the appropriate box:
|x|  Preliminary proxy statement
|  |  Definitive proxy statement
|   |  Definitive additional materials
|   |  Soliciting material under Rule 14a-12
|   |  Confidential, for use of the Commission only (as permitted by
Rule 14a-6(e)(2)
GRAND TOYS INTERNATIONAL, INC.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)
Payment of filing fee (Check the appropriate box):
|x|	No fee required.
|   |	Fee computed on the table below per Exchange Act Rules 14a-
6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction
applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

|   |	Fee paid previously with preliminary materials:

|   |	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:



GRAND TOYS INTERNATIONAL, INC.
1710 Route Transcanadienne
Dorval, Quebec, H9P 1H7
CANADA


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on September 28, 2000


To the Shareholders:

The Annual Meeting of the Shareholders of Grand Toys International, Inc. (the "Company") will be held at the Holiday Inn, 6700 Route Transcanadienne, Dorval, Quebec, CANADA, H9R 1C2, on Thursday, September 28, 2000, at 11:00 a.m. (Montreal time), for the following purposes:

1.	To elect directors to serve until the 2001 Annual Meeting of
Shareholders or until their successors are elected and shall qualify (Proposal 1);

2.	To consider and act upon a proposal to amend the Amended and
Restated 1993 Stock Option Plan (Proposal 2)

3.	To consider and act upon a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent chartered accountants for the Company for the 2000 fiscal year (Proposal 3); and

4.	To transact such other business as may properly be brought
before the Meeting or any adjournment.

Shareholders of record at the close of business on August 18, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are invited to attend the Meeting. It is desired that as many Shareholders as practicable be represented at the meeting. Consequently, whether or not you now expect to be present, you are requested to date and sign the enclosed proxy and return it promptly to the Company, in the accompanying envelope which requires no postage if mailed in the United States, in order that your vote can be recorded. This may save the Company the expense of further proxy solicitation.

YOU MAY REVOKE THE PROXY AT ANY TIME
BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

By order of the Board of Directors,




Ken Cieply
Secretary

Dated:	Dorval, Quebec, Canada
  	August, 2000







GRAND TOYS INTERNATIONAL, INC.


PROXY STATEMENT



This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Grand Toys International, Inc. of proxies to be voted at our Annual Meeting of Shareholders to be held on Thursday, September 28, 2000 at 11:00 a.m. (Montreal time) at the Holiday Inn, 6700 Route Transcanadienne, Dorval, Quebec, CANADA, H9R 1C2. All properly executed proxies in the accompanying form received by us prior to the meeting will be voted at the meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person.

References to "we", in this Proxy Statement also include Grand Toys (U.S.) Ltd. ("Grand U.S."), Ark Creations, Inc. ("Ark") our U.S.
subsidiaries and Grand Toys Ltd. ("Grand Canada") and Grand Concepts Inc. ("Concepts"), our Canadian subsidiaries.

The Board of Directors does not intend to present at the meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment.

As of August 18, 2000, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 3,234,906 shares of our common stock outstanding which is the only outstanding class of voting securities outstanding as of the record date. Each outstanding share is entitled to one vote on all matters that may come before the meeting. We expect to mail this Proxy Statement together with a proxy, the Notice of Annual Meeting, and our Annual Report to our shareholders on or about August 29, 2000.


Any shareholder giving a proxy may revoke it any time prior to its use at the meeting by giving written notice of revocation to our Secretary; mere attendance at the meeting without such notice will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a shareholder and, if no direction is made, will be voted in favor of the election of the management nominees for election as directors and in favor of Proposals 2 and 3. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting will not be counted as a vote "for" or "against" the matter in question, but will be counted for purposes of determining the presence or absence of a quorum.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called broker nonvotes), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal. If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

Our By-laws provide that shareholders holding a majority of the shares of common stock issued and outstanding and entitled to vote thereon shall constitute a quorum at meetings of shareholders. The affirmative vote of a majority of the votes of common stock voting together as a single class present in person or represented by proxy at the meeting is necessary for the election of directors and approval of Proposal 2 and Proposal 3.

Only shareholders of record at the close of business on August 18, 2000 will be entitled to vote at the meeting or any adjournment or adjournments thereof.

It is desirable that as large a proportion as possible of the share-holders' interests be represented at the meeting. Therefore, even if you intend to be present at the meeting, you are requested to sign and return the enclosed proxy to ensure that your stock will be represented. If you are present at the meeting and desire to do so, you may withdraw your proxy and vote in person by giving written
notice to our Secretary.   Please return your executed proxy promptly.

Except as otherwise indicated, references in this proxy statement to dollars or "$" are United States dollars.


Principal Shareholders

The following table sets forth certain information regarding beneficial ownership of our common stock as of August 18, 2000 by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.


Name and               Number of shares       Percent of Class
Address of Beneficial  Beneficially owned     and Voting Power (1)

Amgo Investments, Inc.  150,000 (2)            4%
1710 Rte.Transcanadienne,
Dorval,Quebec, Canada H9P 1H7

Siemens Pension Plan    300,000                9%
Freilagerstr 40
Ch 8047 Zuerich,
Switzerland

Stephen Altro           221,750 (3)            6%
1710 Rte. Transcanadienne
Dorval, Quebec, Canada, H9P 1H7

David Mars              340,750 (4)            10%
1710 Rte. Transcanadienne
Dorval, Quebec, Canada H9P 1H7

Elliot L. Bier          2,000 (5)               -%
999 Boul. de Maisonneuve  Ouest
Montreal, Quebec, Canada H3A 3L4

James B. Rybakoff       57,000 (6)               2%
780 Third Avenue, New York,
NY 10017

All Executive officers  621,500 (7)              18%
and directors
as a group (five persons)



(1)	Computed on the basis of  3,451,406 shares of common stock
and, with respect to those persons holding warrants or options to purchase common stock exercisable within sixty (60) days, the number of shares of common stock that are issuable upon the exercise thereof.

(2)	Amgo Investments, Inc. ("Amgo") is controlled by corporations controlled by David Mars and Stephen Altro.

(3)	Includes options to purchase 46,750  shares of  common stock exercisable within sixty (60) days. Mr. Altro's interest in Amgo is owned of record by 2870304 Canada, Inc., a privately held corporation controlled by Mr. Altro, of which his wife and children, the only other shareholders of such corporation, are minority shareholders. Mr. Altro disclaims beneficial ownership of 75,000 shares of common stock owned by Amgo and beneficially owned by Mr. Mars. See "Executive Compensation".

(4)	Includes options to purchase 46,750 shares of  common stock
exercisable within sixty (60) days. Mr. Mars' interest in Amgo is owned of record by 2884330 Canada, Inc., a privately held corporation controlled by Mr. Mars, of which his wife and children, the only other shareholders of such corporation, are minority shareholders. Mr. Mars disclaims beneficial ownership of 75,000 shares of common stock owned by Amgo and beneficially owned by Mr. Altro. See "Executive
Compensation".

(5)	Represents options to purchase 2,000 shares of  common stock exercisable within sixty (60) days. See "Election of Directors".

(6)	Represents options and warrants to purchase 57,000 shares of common stock exercisable within (60) days. 55,000 of such warrants are owned of record by Akin Bay Company L.L.C. of which Mr. Rybakoff is a controlling member. See "Election of Directors" and "Certain Transactions".

(7)	See footnotes (1) (6).


ELECTION OF DIRECTORS
(Proposal 1)

Pursuant to our By-laws, the number of directors constituting the full Board of Directors is determined from time to time by the Board of Directors and is currently fixed by the Board at four. At the meeting, action will be taken to elect a Board consisting of the four incumbent directors, Stephen Altro, David Mars, Elliot L. Bier and James B. Rybakoff. All directors will serve until the next Annual Meeting of Shareholders and until their respective successors shall be duly elected and shall qualify.

Each of the incumbent directors has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. It is the intention of the persons named in the accompanying form of proxy, unless shareholders otherwise specify by their proxies, to vote for the election of the nominees named below. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. Should any of the nominees be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors or the Board of Directors may be reduced in accordance with our By-laws. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was selected as a director or officer.

Set forth below is the name, age, principal occupation during the past five years and other information concerning each director and nominee.

Stephen Altro, age 62. Stephen Altro has been our Chairman and a director since July 20, 1993. He has held similar positions with Grand Canada, our Canadian operating subsidiary, for over 39 years. Mr. Altro co-founded Grand Canada with David Mars more than 39 years ago.

David Mars, age 62. David Mars has been our Vice Chairman since 1995 and a director since July 20, 1993. He has held similar positions with Grand Canada for over 39 years. Mr. Mars co-founded Grand Canada with Stephen Altro more than 39 years ago.

Elliot L. Bier, age 50. Elliot L. Bier has been a directors since July 20, 1993. He has been a practicing attorney in Montreal for the last 22 years. He is a senior partner in Adessky Poulin, the Company's Canadian legal counsel.

James B. Rybakoff, age 33. James B. Rybakoff is the President of Akin Bay Company, L.L.C., an NASD member investment bank and brokerage firm, which Mr. Rybakoff co-founded in 1990. From 1992 to 1993 he served as an associate for Zilkha & Company, an international mergers and acquisition investment banking and strategic planning firm. Mr. Rybakoff has been a director since 1996.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE
RATIFICATION OF THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 1999, the Board of Directors held 4 meetings and each of the Directors attended all of the meetings held.

Audit Committee

The Board of Directors has an Audit Committee which consists of two directors. Elliot L. Bier and James B. Rybakoff are the current members of this committee. The Audit Committee (i) recommends to the Board the conditions, compensation and term of appointment of independent chartered accountants for the audit of our financial statements, (ii) reviews our examination reports prepared by regulatory authorities, and (iii) provides the Board with such assistance as is necessary with respect to our corporate and reporting practices. The Audit Committee may also from time to time confer with the auditors to exchange views relating to the scope and results of the audit. During the fiscal year ended December 31, 1999, the Audit Committee did not hold any meetings, but took action by written consent two times.

Compensation Committee

The Board of Directors has a Compensation Committee which consists of two directors. Elliot L. Bier and James B. Rybakoff are the current members of this committee. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation arrangements and plans for our senior management, officers and directors and administers our Stock Option Plan. During the fiscal year ended December 31, 1999, the Compensation Committee did not hold any meetings, but took action by written consent two times.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 1999, Elliot L. Bier and James B. Rybakoff served as the members of our Compensation Committee. None of the members of our Compensation Committee was, during the fiscal year ended December 31, 1999, one of our officers or employees, or one of our former officers.

Compensation of Directors

Directors do not get paid any compensation for attendance at directors' meetings or for attending or participating in any committee meetings, but are eligible to participate in our Stock Option Plan. Directors who are also officers are not paid any compensation for attendance at directors' meetings or for attending or participating in any committee meetings. Non-employee directors are compensated for their services and attendance at meetings through the automatic quarterly grant of 500 options pursuant to our Amended and Restated 1993 Stock Option Plan.

Certain Business Relationships

Mr. Bier is a senior partner in Adessky, Poulin, a Montreal, Quebec based law firm. The firm of Adessky, Poulin acts as Canadian counsel and for us and our subsidiaries. During the fiscal year ended
December 31, 1999, we paid Adessky, Poulin an aggregate of $77,220 for legal fees and related disbursements.

Mr. Rybakoff is a member and a managing director of Akin Bay Company L.L.C., an NASD member firm ("Akin Bay"). We are a party to an investment banking agreement with Akin Bay. Pursuant to the terms of the investment banking agreement, Akin Bay provides investment banking and other financial advisory services. In addition, we have also paid Akin Bay to sponsor our research reports. The investment banking agreement and the agreement to sponsor research reports was approved by our disinterested directors. We believe that the terms of the investment banking and sponsored research agreements are substantially similar to those prevailing at the time for comparable agreements and transactions with other investment banking firms. During the fiscal year ended December 31, 1999, we paid Akin Bay a total of $368,120 for services rendered to us.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

In addition to Messrs. Altro and Mars, Ken Cieply, our Executive Vice President and Chief Financial Officer, is the only other executive office of Grand.

Ken Cieply, age 45. Ken Cieply had been with us since September 20, 1999. Prior thereto, Ken Cieply was employed by Gildan Activewear
Inc., as Vice President of Finance and Administration for 5 years.

Key Employees

The following persons, although not executive officers, are regarded by our management as key employees:

Glennis Carey has been the Director of Marketing for Grand Canada for 19 years. Prior thereto, Ms. Carey worked for Mattel International, Inc., in marketing for ten years.

Tanya Clarke has been the Controller for Grand Canada since May 1994. Prior to such time she worked at KPMG as an auditor for three years.

Robert Herbst has been the Director of Operations for Grand Canada since April 1995. Prior to such time he worked at Grand Canada in various capacities for 20 years.

Paul Newbold has been the Director of Sales for Grand Canada since December 1, 1999. Prior to such time he worked at Hallmark (US) in the similar capacity

Directors are elected annually by the shareholders and hold office until the next annual meeting and until their respective successors are elected and qualified. Executive officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

Each of Messrs. Altro and Mars were executive officers of Grand Group Inc., our former United States Operating Company ("Grand Group"). On January 4, 1996, an order for relief under Chapter 7 of the United States Bankruptcy Code was entered against Grand Group, at which time a trustee was appointed to supervise its liquidation.

Executive Compensation

The following table shows, as to the President, who is our chief executive officer, and the three other executive officers other than the President whose compensation, during the year ended December 31, 1999 exceeded $100,000, information concerning compensation paid for service to us in all capacities during the fiscal year ended December 31, 1999, as well as total compensation paid to each such individual for our two previous fiscal years (to the extent that such person was the President, as the case may be, during any part of such fiscal year).  There were no other executive officers on December 31, 1999.



Summary Compensation Table

                               Annual Compensation                 Long Term
                                             Other       Compensation Awards
Name and                                     Annual                All Other
Principal                                    Compen-              Compensa-
Position        Year   Salary($)  Bonus($)  sation($)   Options(#) tion($)

Stephen Altro,  1999   162,000(1) 50,000(1)  46,000(4)  46,750      -
Chairman        1998   156,000(2) -          40,000(5)  -           -
                1997   168,000(3) 105,000(3) 42,000(6)  400,000     -

David Mars,     1999   162,000(1) 50,000(1)  29,000(4)  46,750      -
Vice Chairman   1998   156,000(2) -          26,000(5)  -           -
                1997   162,000(1) 105,000(3) 28,000(6)  400,000     -

Ron Goldenberg, 1999   106,000(1) 37,000(1)  11,000(4)  -           -
Chief Financial 1998   114,000(2) -          10,000(5)  -           -
Officer (7)     1997   122,000(3) 70,000(3)  10,000(6)  150,000     -

Ken Cieply,     1999   26,000(1)  -          1,000(4)   -           -
Chief Financial 1998   -          -          -          -           -
Officer (8)     1997   -          -          -          -           -


(1)	Such amounts are based upon an exchange rate of Canadian $1.49 to
United States $1.00 (the exchange rate on December 31,1999).

(2)	Such amounts are based upon an exchange rate of Canadian $1.54 to
United States $1.00 (the exchange rate on December 31, 1998)

(3)	Such amounts are based upon an exchange rate of Canadian $1.43 to
United States $1.00 (the exchange rate on December 31, 1997).

(4)	Other annual compensation for Mr. Altro  consists of $12,000 for car lease payments, $11,000 for annual country club dues, $23,000 for life insurance premiums and $2,000 for retirement savings plan. For
Mr. Mars it includes $2,000 for car lease payments, $11,000 for annual country club dues and $16,000 for life insurance premiums and $2,000 for retirement savings plan. For Mr. Goldenberg it includes
$5,000 for car lease payments $5,000 for life insurance premiums and $2,000 for retirement savings plan. For Mr. Cieply it consists of car lease payments.

(5)	Other Annual Compensation for Mr. Altro consists of $11,000 for car lease payments and $11,000 for annual country club dues, $18,000 for life insurance premiums and $2,000 for retirement savings plan. For
Mr. Mars it includes $11,000 for country club dues, $15,000 for life insurance premiums and $2,000 for retirement savings plan. For Mr. Goldenberg, car lease payments, $2,000 for life insurance premiums and $2,000 for retirement savings plan.

(6)	Other Annual Compensation for Mr. Altro consists of $11,000 for car lease payments, $11,000 for annual country club dues and $20,000 for life insurance premiums and $2,000 for retirement savings plan. For
Mr. Mars it includes $11,000 for country club dues, $17,000 for life insurance premiums and $2,000 for retirement savings plan. For Mr. Goldenberg, car lease payments, $2,000 for life insurance premiums and $2,000 for retirement savings plan.

(7)	Mr. Goldenberg resigned from his position August 6, 1999.

(8)	Mr. Cieply was hired on September 20, 1999.


Option Grants in 1999

The following table sets forth further information regarding the stock option grants during fiscal 1999 to the officers named in the Summary Compensation Table above.


                                                             Potential
                                                             Realizable Value
                      % of Total                             at Assumed Annual
                      Options                                Rates of Stock
                      Granted         Exercise or            Price Apprecia-
           Options    to Employees    Base price  Expira-    tion for 10 years
Name       Granted(#) in 1999         ($/share)   tion Date    Option Term
                                                               5%($)   10%($)
Stephen    46,750     50.0            5.69        August 2009  42,075  87,890
Altro

David      46,750     50.0            5.69        August 2009  42,075  87,890
Mars


All of the Options granted during 1999 were granted independent of our amended and restated stock option plans.

Option Exercises in 1999 and Year-End Values

The following table sets forth certain information concerning the exercise of options by each of the officers listed in the Summary Compensation Table above during fiscal 1999, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1999. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 1999, as determined by the closing price of our common stock on that date as reported by NASDAQ.

                                      Number of          Value of Unexercised
                                      Unexercised        In-the-Money Options
             Shares         Value     at Fiscal Year-End   at Fiscal Year-End
             Acquired On    Realized  Exercisa-  Unexer-   Exercisa-  Unexer-
Name         Exercise (#)   $(1)      ble        cisable   ble(2)     cisable
Stephen      610,397        3,411,240  46,750     -         -          -
Altro

David        610,397        3,411,240  46,750     -         -          -
Mars

Ron          158,478        505,550    -          -         -          -
Goldenberg

1)	"Value Realized" represents the fair market value of the shares of common stock underlying the option on the date of exercise less the aggregate exercise price of the option.

2)	Closing stock price on December 31,1999 was $6.50.

Employment Agreements

Stephen Altro

We have entered into an employment agreement with Mr. Altro, expiring on October 31, 2000. Pursuant to such agreement, Mr. Altro is employed as Chairman, and has agreed to devote his full time and efforts to our business. Under the terms of Mr. Altro's employment agreement, we agreed to pay Mr. Altro a base salary of Canadian
$240,000 (approximately U.S. $162,000 as of December 31, 1999).   Such
employment agreement also provides that Mr. Altro will be entitled to increases in compensation and bonus payments at such time and in the amounts determined by the Compensation Committee of the Board of Directors, whose decisions will be based upon a number of factors including our performance and the performance of Mr. Altro. See "Board Compensation Committee Report on Executive Compensation". The employment agreement further provides that Mr. Altro is precluded from competing with us (i) during the term of his employment by us, or
(ii) for a period of two years after termination of employment by us if such termination is for cause. The employment agreement also provides that if within 24 months following a change in our control, Mr. Altro's employment is terminated, he would be entitled to receive an amount equal to 2.99 times the average of his annual compensation (including any bonuses) for the past five years, unless such termination is for cause. Termination of employment includes termination by Mr. Altro if within 24 months after such change in control he determines in good faith that there has occurred an adverse change with respect to the terms of his employment.






David Mars

We have entered into an employment agreement with Mr. Mars, expiring on October 31, 2000. Pursuant to such agreement, Mr. Mars is employed as Vice Chairman, and has agreed to devote his full time and efforts. Under the terms of Mr. Mars' employment agreement, we agreed to pay Mr. Mars a base salary of Canadian $240,000 (approximately U.S.
$162,000 as of December 31, 1999).   Such employment agreement also
provides that Mr. Mars will be entitled to increases in compensation and bonus payments at such time and in the amounts determined by the Compensation Committee of the Board of Directors, whose decisions will be based upon a number of factors including our performance of the Company and the performance of Mr. Mars. See "Board Compensation Committee Report on Executive Compensation". The employment agreement further provides that Mr. Mars is precluded from competing with us (i) during the term of his employment by us, or (ii) for a period of two years after termination of employment by us if such termination is for cause. The employment agreement also provides that if within 24 months following a change in our control, Mr. Mars' employment is terminated, he would be entitled to receive an amount equal to 2.99 times the average of his annual compensation (including any bonuses) for the past five years, unless such termination is for cause. Termination of employment includes termination by Mr. Mars if within 24 months after such change in control he determines in good faith that there has occurred an adverse change with respect to the terms of his employment.

Board Compensation Committee Report on Executive Compensation

General. The Compensation Committee's overall compensation policy applicable to our executive officers is to provide a compensation package that is intended to attract and retain qualified executives for us and to provide them with incentives to achieve our goals and increase shareholder value. The Compensation Committee implements this policy through salaries, bonuses, stock options, a retirement savings plan, and employment agreements and miscellaneous personal benefits.

Salaries. The Compensation Committee's policy is to provide salaries
(i) that are approximately at the median of the salaries paid to similar executive officers in similar companies, adjusted in the Compensation Committee's subjective judgment to reflect differences in duties of the officers and differences in the size and stage of development of the companies, in order to attract and retain qualified executives and (ii) that compensate individual employees for their individual contributions and performance. The Compensation Committee determines comparable salaries paid by other companies similar to us through its subjective evaluation of its members' knowledge of salaries paid by other companies, salary requests of individuals interviewed by us for open positions and recommendations of management. The Committee subjectively evaluates this information and our financial resources and prospects to determine the salary and severance arrangements for an executive officer. Salaries for fiscal 1999 were determined based on a subjective evaluation of the factors described above, without giving any specific priority or weighting to any of the factors.

Bonuses. The Compensation Committee's policy is to recommend bonuses that compensate executive officers for achieving our goals. In addition, the Compensation Committee's policy is to pay discretionary bonuses, determined near the end of the fiscal year, to compensate executive officers for performance or achievements during the fiscal year not covered by bonuses paid earlier in the year.

Stock Options. The Compensation Committee's policy is to award stock options to each of our officers, employees and directors in amounts reflecting the participant's position and ability to influence our overall performance, determined based on the Committee's subjective judgment after reviewing the number of options previously granted to such person, the number of options granted to persons in similar positions both with us and at other companies deemed comparable to us (based on the members' knowledge of options granted by other companies), the number of options remaining available for grant and management's recommendations. Options are intended to provide participants with an increased incentive to make contributions to our long-term performance and growth, to join the interests of participants with the interests of our shareholders and to attract and retain qualified employees. The number of options granted to an executive in 1999 were granted as an inducement for employment.

The Compensation Committee's policy is to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only provide compensation if the price of the underlying shares increases. The Committee's policy is also to provide new executives with options to attract them to us based on negotiations with new executives, management's recommendations and the Committee's subjective judgment primarily after reviewing the number of options granted to similar executives.

Generally, the Compensation Committee reserves the right to pay compensation to our executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes. Options granted to executives in fiscal 1997 are potentially subject to limits on permitted federal income tax deductions upon exercise of such options, including under current treasury regulations concerning the $1,000,000 cap on executive compensation deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee determined to recommend the grants of options to executives in July 1997 despite such options potentially being subject to the $1,000,000 cap on executive compensation. The Committee determined that such grants were more important to us than the potential loss of related compensation deductions upon exercise of the options.

Retirement Savings Plan. We have adopted a group retirement savings plan for our Canadian employees. We contribute to this plan the lesser of (a) 50% of the employee's contribution to this plan; (b) 3% of the employee's gross earnings; or (c) Canadian $3,000 per employee. During the year ended December 31, 1999, we contributed approximately $27,000 to the plan.

Employment Agreements and Miscellaneous Personal Benefits. The Compensation Committee's policy has been to have employment agreements with each of its executive officers to provide them with specified minimum positions, periods of employment, salaries, fringe benefits and severance benefits. These benefits are intended to permit the executive officer to focus his attention on performing his duties to us, rather than on the security of his employment, and to provide the officer with benefits deemed by the Compensation Committee to be suitable for the executive's office.

By the Compensation Committee
James B. Rybakoff
Elliot L. Bier



Performance Graph

The following graph tracks an assumed investment of $100 on the last trading day of the calendar year indicated below in our common stock, the NASDAQ Stock Market and the NASDAQ Non-Financial Stocks sector, assuming full reinvestment of dividends. Past performance is not necessarily indicative of future performance.





 APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK
OPTION PLAN
(Proposal 2)

Our Board of Directors proposes that you approve an amendment to our Amended and Restated 1993 Stock Option Plan. The following is a fair and complete summary of the plan as proposed to be amended. This summary is qualified in its entirety by reference to the full text of the plan which appears as Exhibit A to this document.

The Board of Directors has adopted, subject to shareholder approval, an amendment to the plan increasing the number of shares available for options under the plan from 300,000 to 600,000. Under the current terms of the plan, only 237,000 shares remain available for granting options. The need for additional shares is a result of the Company's policy of providing an opportunity to its employees to acquire, through the grant of stock options, the right to share in the success of the Company. The Company believes that its continued ability to provide such incentives to the Company's employees, will enable the Company to attract employees with outstanding abilities and to retain such employees. This will also assist the Company in continuing its policy of providing compensation to its employees which is more closely related to the performance of the Company.

Summary of the Plan

The plan provides for the granting of options that are intended to qualify either as incentive stock options within the meaning of section 422 of the Internal Revenue Code or as nonstatutory stock options that are not intended to meet the requirements of such section. Under the terms of the plan incentive stock options may be granted only to key employees of the Company while nonstatutory stock options may be granted to all employees and non-employee directors of the Company. All employees and directors of the Company are eligible to participate in the plan. As of July 31, 2000, all 2 non-employee directors and approximately 40 employees are eligible to participate in the plan.

The plan is administered by the Stock Option Committee which has full discretionary authority, subject to certain restrictions, to determine the number of shares for which options may be granted, as well as the individuals to whom, the times at which and the exercise price for which options will be granted. The plan provides that non-employee directors will receive automatic grants of nonqualified options to purchase 500 shares four times each year. In the event of certain changes in the common stock of the Company, appropriate adjustments will be made by the Stock Option Committee in the aggregate number of shares available under the plan and in the number of shares and exercise price subject to outstanding options.

The exercise price for all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of grant, or in the case of incentive stock options granted to a holder of 10% or more of the Company's common stock, at least 110% of the fair market value of such shares on the date of grant. As of July 31, 2000, the fair market value of a share of common stock, determined by the last sale price per share of common stock on such date, as quoted on the Nasdaq Small-Cap Market, was $2.25.

The maximum exercise period for which incentive stock options may be granted is ten years (five years in the case of an individual owning more than 10% of the Company's common stock). The aggregate fair market value, determined as of the date of grant, of shares with respect to which incentive stock options are first exercisable by the holder of the option during any calendar year shall not exceed $100,000. If such amount exceeds $100,000, the Stock Option Committee may, when the options are exercised and the shares are transferred to the optionee, designate those shares which will be treated as incentive stock options and those which will be treated as nonstatutory stock options.

Because participation and the types of awards available for grant under the plan are generally subject to the discretion of the Stock Option Committee, the benefits or amounts that any participant or groups of participants may receive under the plan are not currently determinable. However, as a group, non-employee directors have received options to purchase a total of 40,500 shares under the plan to date and a total of 63,000 awards have been granted under the plan

The plan may be amended or terminated at any time by the Board of Directors, however, any amendment increasing the number of shares of common stock reserved to the plan must be approved by the affirmative vote of a majority of the shareholders.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of stock options based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

Nonstatutory Stock Options

Upon the grant of a nonstatutory stock option, the optionee will not recognize any income for tax purposes. Upon the exercise of a nonstatutory stock option, the optionee will recognize ordinary income equal to the excess (if any) of the fair market value of the shares received at the time of exercise over the exercise price. The Company will be entitled to a tax deduction at the same time and in the same amount as the optionee realizes such income. Any amount that an optionee is required to include in ordinary income will be treated as compensation income taxable as ordinary income. The optionee will have the obligation of making provisions acceptable to the Company for the payment of the withholding taxes upon the exercise of a nonstatutory stock option. Upon the sale of the shares received pursuant to the exercise, the optionee will recognize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the shares at the time of exercise of the option. Such capital gain or loss will be short-term or long-term, depending upon the length of time the shares were held by the optionee.

Incentive Stock Options

Under section 422 of the Internal Revenue Code, an employee does not recognize income at the time of the grant or exercise of an incentive stock option, except as provided below.

In order to qualify for the beneficial tax treatment under section 422 of the Internal Revenue Code, an optionee may not dispose of the common stock acquired upon the exercise of an incentive stock option within two years of the date of the grant of the option or within one year after he or she exercises the option. Upon the sale of the shares in compliance with the holding period rules, the optionee will recognize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. Should an optionee fail to comply with the holding periods, his or her gain on the sale of the shares will be treated as ordinary income to the extent of the excess of the fair market value of the shares at the time of exercise over the exercise price. The Company will be allowed a deduction at the time of sale in the amount of the ordinary income realized by the optionee. The balance of any gain realized will be treated as long-term or short-term gain, depending upon the length of time the shares were held by the optionee.

If shares acquired by the exercise of an incentive stock option are sold prior to satisfying the holding period rules, at a price less than the fair market value of such shares at exercise, the optionee's ordinary income (and the Company's deduction) will not exceed the excess of the amount realized on such sale over the exercise price.

Since the "spread" on exercise of an incentive stock option (i.e., the excess of the fair market value of the shares at the time of exercise over the exercise price) constitutes an item of tax preference for purposes of the alternative minimum tax, under certain circumstances, the exercise of an incentive stock option will result in a tax at the time of exercise of the option. However, a credit against regular tax (but not alternative minimum tax) is allowed in the year of the sale of the shares for alternative minimum tax attributable to the spread paid in prior years. Also in determining alternative minimum tax for the year of sale of the shares acquired upon the exercise of an incentive stock option, only the excess of the sale price over the fair market value of the shares on the date of exercise is included in alternative minimum income.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING OF
SHAREHOLDERS IN PERSON OR BY PROXY AND ENTITLED TO VOTE WILL BE
NECESSARY FOR SHAREHOLDER APPROVAL OF THE AMENDMENT.  THE BOARD
RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN.



RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT CHARTERED ACCOUNTANTS
(Proposal 3)

Upon the recommendation of the Audit Committee of the Board of Directors, none of the members of which is one of our officers, the Board of Directors has selected the firm of KPMG LLP, independent chartered accountants, as our principal independent auditors for the year ending December 31, 2000, subject to ratification by the shareholders. KPMG served as our independent auditors during 1999.
If the appointment of the firm of KPMG is not approved or if that firm shall decline to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of KPMG are not expected to be present at the meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE RATIFICA-TION OF THE APPOINTMENT OF KPMG LLP.


OTHER MATTERS

Our 1999 Annual Report is being mailed to shareholders contemporaneously with this Proxy Statement. We know of no other matters to be brought before the meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment of the persons appointed by the proxies.

We will bear all costs in connection with the solicitation of proxies for the meeting. We intend to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians, nominees and others will, at their request, be reimbursed for their out-of-pocket expenses and reasonable clerical expenses. In addition to the use of the mails, solicitation may be made by our employees personally or by mail or telephone to the extent necessary in order to assure sufficient representation. No outside proxy solicitation firm is expected to be employed by us in respect of the meeting as of the date of this Proxy Statement.

Shareholder Proposals for the 2001 Annual meeting

Shareholder proposals for the 2001 Annual meeting must be received by us at our principal executive offices set forth above not later than December 28, 2000 in order to be included in our proxy materials.


By order of the Board of Directors



Ken Cieply
Secretary

Dated: August __, 2000

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY




	EXHIBIT A

GRAND TOYS INTERNATIONAL, INC.

AMENDED AND RESTATED
1993 STOCK OPTION PLAN



1.	Purpose of the plan.  The Grand Toys International, Inc. Amended and
Restated 1993 Stock Option Plan (the "Plan") is intended to advance the interests of Grand Toys International, Inc. (the "Company") by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating employees with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options" (which term as used herein includes both
"Incentive Stock Options" and "Nonstatutory Stock Options," as later defined), to qualified employees. In addition, the Plan also provides for the granting of "Nonstatutory Stock Options" to all non-employee Directors of the Company, as consideration for their services and for attending meetings of the Board of Directors.

2.	Administration.  The Plan shall be administered by a committee (the
"Committee") consisting of at least two (2) Directors chosen by the Board of Directors, each of which is a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as herein specifically provided, the interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan, except as otherwise provided by law.

3.	Shares subject to the Plan.  The stock subject to grant under the
Plan shall be shares of the Company's common stock, $.001 par value
(the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from shareholders expressly for use under the Plan. The maximum number of shares of Common
Stock which may be issued pursuant to Options granted under the Plan shall not exceed one million five hundred thousand (1,500,000) shares (restated to three hundred thousand (300,000) shares upon the one to five reverse split of August 4, 1997), subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under this Plan.

4.	Stock Option Agreement.  Each Option granted under the Plan shall be authorized by the Committee and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the person to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

5.	Discretionary Grant Participation.  The class of persons which shall be eligible to receive discretionary grants of Options under the Plan shall be all key employees (including officers) of either the Company or any subsidiary corporation of the Company. Such persons shall be entitled to receive (i) Incentive Stock Options, as described in Section 7 hereafter and (ii) Nonstatutory Stock
Options, as described in Section 8 hereafter. The Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Committee may deem relevant.

6.	Non-Employee Director Participation.  On January 1st, April 1st, July
1st and October 1st of each year during the term of the Plan, commencing with January 1, 1994, non-employee Directors of the Company then serving in such capacity, shall each be granted an Option to purchase 2,500 shares (restated to five hundred (500) shares upon the one to five reverse split of August 4, 1997) of the Company's Common Stock. The option price of the shares subject to such Options shall be the fair market value (as defined in Section 7
(f) hereafter) of the Company's Common Stock on the date such Options are granted. All of such Options shall be Nonstatutory
Stock Options, as described in Section 8 hereafter. The Options granted pursuant to this Section 6 shall vest immediately upon grant and shall be exercisable for a period of ten (10) years.

7.	Incentive Stock Options.  The Committee may grant Options under the
Plan which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code) (such an Option referred to herein as an "Incentive Stock Option"), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the
Code:

(a)	No Incentive Stock Option shall be granted to individuals other than key employees of the Company or of a subsidiary corporation of the Company.

(b)	Each Incentive Stock Option under the Plan must be granted prior to June 29, 2003, which is within ten (10) years from the date the Plan was adopted by the Board of Directors.

(c)	The option price of the shares subject to any Incentive Stock
Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

(d)	No Incentive Stock Option granted under the Plan shall be
exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock
Option is granted, more than ten (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 11 hereof.

(e)	For purposes of determining stock ownership under this Section
7, the attribution rules of Section 425 (d) of the Code shall apply.

(f)	For purposes of the Plan, fair market value shall be determined by the Committee and, if the Common stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Option is granted or on the day on which the Option is granted or on the day on which a determination of fair market value is required under the Plan, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.


8.	Nonstatutory Stock Options. The Committee may grant Options under the plan which are not intended to meet the requirements of Section
422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code, but the terms of which provide that they will not be treated as Incentive Stock Options
(referred to herein as a "Nonstatutory Stock Option"). Nonstatutory Stock Options which are not intended to meet these requirements shall be subject to the following terms and conditions:

(a)	A Nonstatutory Stock Option may be granted to any person
eligible to receive an Option under the Plan pursuant to Section 5 hereof, except that no such Option may be granted to any person who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporation.

(b)	Persons eligible to receive Nonstatutory Stock Options pursuant to Section 6 hereof are granted Options automatically under the Plan, without any determination by the Committee.

(c)	Subject to the price provisions of Section 6 hereof, the option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Committee, in its absolute discretion, at the time of the grant of the Nonstaturory Stock Option.

(d)	Subject to the provisions of Section 6 hereof, a Nonstatutory
Stock Option granted under the Plan may be of such duration as shall be determined by the Committee (not to exceed 10 years), and shall be subject to earlier termination as expressly provided in Section 11 hereof.

9.	Rights of Option Holders.  The holder of any Option granted under the Plan shall have none of the rights of a shareholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

10.	Transferability.  No Option granted under the Plan shall be
transferable by the individual to whom it was granted otherwise than by Will or the laws of decent and distribution, and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

11.	Termination of Employment or Death.

(a)	 If the employment of an employee by the Company or any
subsidiary of the Company shall be terminated voluntarily by the employee or for cause, then his Options shall expire forthwith. Except as provided in subsections (b) and (c) of this Section 11, if such employment or services shall, terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (e) of this Section 11. For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment.

(b)	If the holder of any Options under the Plan dies (i) while
employed by the company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, subject to the provisions of subparagraph
(e) of this Section 11, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.

(c)	If the holder of any Options under the Plan ceases employment because of permanent and total disability (with the meaning of Section 22 (e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may, subject to the provision of subparagraph (e) of this Section 11, be exercised at any time within one (1) year after his termination of employment due to this disability.

(d)	If the services of a non-employee Director of the Company shall be terminated by the Company for cause, then his options shall expire forthwith. If such services shall terminate for any other reason (including the death or disability of a non-employee Director), then such Options may be exercised at any time within three (3) years after such termination, subject to the provisions of subparagraph (e) of this Section 11. In the event of the death of non-employee Director, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such non-employee Director at any time within three
(3) years after such death.

(e)	An Option may not be exercised pursuant to this Section 11
except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option.

(f)	For purposes of this Section 11, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, of longer, so long as his right to reemployment is guaranteed either by statute or by contract.

12.	Exercise of Options.

(a)	Unless otherwise provided in the Stock Option Agreement, any
Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration.
The Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any option granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the company for such period or periods of time from the date of grant of the Option, as the Committee, in its absolute discretion, shall determination; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). In addition, in the event that under any Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000) the Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock
Option.

(b)	An Option granted under the Plan shall be exercised by the
delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 12 or any other terms, provisions or conditions of the Plan, at the written request of the optionee and upon approval by the Board of Directors or the Committee, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by the surrender of shares of Common Stock of the company held by or for the account of the optionee at the time if exercise to the extent permitted by subsection (c) (5) of
Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of Section 16 (a) of the Exchange Act, to the extent permitted by Section 16 (b) of the Exchange Act and the Rules of the Securities and Exchange Commission, without liability to the Company. In such case, the fair market value of the surrendered shares shall be determined by the Committee as of the date of exercise in the same manner as such value is determined upon the grant of an Incentive Stock Option.

13.	Adjustment Upon Change in Capitalization.

(a)	In the event that the outstanding Common Stock is hereafter
changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding
Options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all of substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

(b)	Any adjustment in the number of shares shall apply
proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

14.	Further Conditions of Exercise.

(a)	Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale of distribution thereof or such other documentation as may be required by the Company unless in the Opinion of Counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities
Act.

(b)	The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.
The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

15.	Effectiveness of the Plan.  The Plan was originally adopted by the sole Director of the Company on June 18, 1993. The Plan was approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of shareholders of the Company convened for such purpose on June 29, 1993.

16.	Termination, Modification and Amendment.

(a)	The Plan (but not Options previously granted under the Plan)
shall terminate on June 29, 2003, which is within ten (10) years from the date of its adoption by the Board of Directors, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

(b)	The Plan may from time to time be terminated, modified or
amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of shareholders of the Company convened for such purpose; provided, however, that
Section 6 of the Plan may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

(c)	The Board of Directors may at any time, on or before the
termination date referred to in Section 16 (a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of shareholders of the Company convened for such purpose, increase (except as provided by Section 13 hereof) the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or class of employees eligible to receive Options or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from disqualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

(d)	No termination, modification or amendment of the Plan, may
without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

17.	Not a Contract of Employment..  Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

18.	Use of Proceeds.  The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

19.	Indemnification of Board of Directors or Committee.  In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or preceding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

20.	Definitions.  For purposes of the Plan, the terms "parent
corporation" and "subsidiary corporation" shall have the same meanings a set forth in Sections 425 (e) and 425 (f) of Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

21.	Governing Law.  The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the law of the State of New York.


GRAND TOYS INTERNATIONAL, INC.

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